Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-2600 www.dlapiper.com

October 18, 2021

Athena Technology Acquisition Corp.

125 Townpark Drive, Suite 300

Kennesaw, Georgia 30144

Re:	Registration Statement on Form S-4 (Registration No. 333-258606); Business Combination with Heliogen, Inc.

Ladies and Gentlemen:

We have acted as counsel to Athena Technology Acquisition Corp., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-258606 (as amended, the “Registration Statement”), and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Business Combination Agreement, dated as of July 6, 2021, by and among the Company, HelioMax Merger Sub, Inc. and Heliogen, Inc., a Delaware corporation (the “Business Combination Agreement”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Common Stock.

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;
(b)	the Business Combination Agreement;

(c)	the form of second amended and restated certificate of incorporation of the Company to become effective upon consummation of the Business Combination (the “Amended and Restated Certificate of Incorporation”);
(d)	a copy of the Resolutions of the Board of Directors of the Company adopted on July 6, 2021; and
(e)	the specimen common stock certificate of the Company; and

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us.

In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the following: (i) the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, (ii) each of the parties to the documents we have reviewed has duly and validly executed and delivered each such document to which such party is a signatory and each instrument, agreement, and other document executed in connection with such documents to which such party is a signatory and each such party’s obligations set forth in the documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms, (iii) each person executing any such instrument, agreement or other document on behalf of any such party is duly authorized to do so, (iv) the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies (including as portable document file (“.PDF”) copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies or via DocuSign or similar electronic signatures) are genuine, (v) the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and (vi) the accuracy of all statements in certificates of officers of the Company that we reviewed, all documents submitted to us accurately describe and contain the mutual understandings of the parties.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any shares of the Common Stock); (ii) prior to the issuance of any shares of Common Stock, the Amended and Restated Certificate of Incorporation will be filed with, and accepted of record by, the Secretary of State of the State of Delaware; (iii) the issuance of the shares of Common Stock at the effective time of Merger, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares that the Company is then authorized to issue under the Amended and Restated Certificate of Incorporation, and (iv) prior to the issuance of any shares of Common Stock upon or after the effective time of the Merger, a certificate of merger in respect of the Merger will be filed with, and accepted of record, by the Secretary of State of the State of Delaware.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that: the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the Business Combination Agreement will, upon issuance, be duly authorized and, when issued upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Our opinion is limited to the federal laws of the United States and the Delaware General Corporation Law as in effect on the date hereof and the facts as they currently exist. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and in any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/DLA Piper LLP (US)

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